Exhibit 99.1

Actelis Networks Reports Third Quarter 2025 Financial Results and Operational Update

Customer bookings nearly doubled compared to Q2, with a stronger backlog entering Q4 2025

Recent Hire of U.S. Federal Sales leadership Supports market Opportunities

Reorganization and efficiency plan on track toward annualized 15–20% operating expense reduction

Cybersecurity, HW and software sales expand across telecom and infrastructure networks

FREMONT, Calif., Nov. 14, 2025 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today reported financial results for the third quarter and nine months ended September 30, 2025.

“We are seeing good traction and opportunities develop in Federal and MDU markets, despite a soft quarter on the Federal revenue side,” said Tuvia Barlev, Chairman and CEO of Actelis. “Customer bookings this quarter were nearly double sequentially to Q2, and we entered the fourth quarter with stronger backlog of orders that are scheduled for delivery. Our reorganization is proceeding as planned, while the financial impact will be seen in Q4 and into early 2026. At the same time, we continue to expand our Federal and Military reach and pursue opportunities for both organic and selective inorganic growth.”

Operational and Financial Highlights for the Third Quarter 2025:

●	Order Growth and Backlog: Customer bookings reached $1.26 million, nearly double Q2 2025 levels, backlog entering Q4 was $0.73 million versus less than $0.1 million at the start of Q3. This order momentum positions the company for stronger sequential performance.

●	Revenue and Gross Margin: Q3 revenue was $0.64 million reflecting prolonged timeline to close major, mostly Federal deals and the non-recurrence of a large 2024 two-year software and support contract, as well as Federal order received in Q3 of nearly $0.5 million from the FAA to be shipped only in Q4,Gross Margin benefited from high-value cyber-security software upgrades led by a major European telecom customer. Because of the overall low volume of Revenues, and the impact of fixed costs, gross margin ended at 28% in Q3 and 32% for the nine months ended September 30, 2025.

●	Operating Expenses in Q3 were $2.11 million compared to $2.06 million in the prior year quarter, impacted primarily by an increase associated with foreign exchange rate differences of $0.1 million and stock-based compensation increase of $0.1 million. The effect of our restructuring plan is not fully reflected until the beginning of 2026.

●	Federal and Military Markets: The Company won the FAA deal of nearly $0.5 million with additional major opportunities in the pipeline advanced for closing. Newly appointed Chief Revenue Officer for the Americas, Mark DeVol, who joined in August, assumed leadership over growth initiatives in these markets, leveraging his deep experience in Federal and Military networking programs in a strategic large-scale approach.

●	Cybersecurity and Software: The Company advanced its cybersecurity initiatives beyond embedded hardening and the MetaShield Cyber Aware Networking platform. During Q3, Actelis accelerated upgrades and cyber related services to software across its installed base to address vulnerabilities and emerging threats, enhancing protection for customers’ legacy and hybrid network deployments.

●	Restructuring and Cost Efficiency: The Company’s reorganization remains on track, targeting a 15-20% reduction in baseline operating expenses compared to the first half of 2025. Excluding foreign-exchange impacts and non-cash stock-based compensation, operating expenses declined year-over-year for both the three- and nine-month periods. Actions taken during the quarter included facility consolidation, increased reliance on consultants as opposed to full-time employees, reduction in the cost related to being a public company, and automation initiatives expected to have a fuller impact beginning in Q4 2025 and Q1 2026.

●	Strengthened Balance Sheet and Compliance: The Company strengthened its balance sheet through $1.85 million raised in two private placements closed respectively in July 2025 and September 2025, as well as a $1.6 million warrant exercise transaction in September 2025, while maintaining low debt levels and reducing financial expenses year-over-year. Actelis also entered into a $30 million equity line of credit (ELOC) during the quarter that became effective October 1, 2025, to enhance liquidity and maintain ongoing Nasdaq compliance. In October, Nasdaq confirmed the Company’s compliance with the stockholders’ equity requirement under Listing Rule 5550(b)(1), and shareholders approved a reverse stock split at the November 7, 2025, special meeting.

Financial Results for the Quarter and Nine Months ending September 30, 2025:

Revenues for the three months ended September 30, 2025, amounted to $0.64 million, compared to approximately $2.54 million for the three months ended September 30, 2024. The decline is associated with a software and services renewal last year for 2 years which will be up for renewal in 2027, as well as a large deal to the City of Washington D.C. last year, while 2025’s revenues are more backend loaded.

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Our revenues for the nine months ended September 30, 2025, amounted to $2.3 million, compared to approximately $6.7 million for the nine months ended September 30, 2024. The decline is associated with a software and services renewal last year for 2 years which will be up for renewal in 2027, as well as a large deal to the City of Washington D.C. last year, while 2025’s revenues are more backend loaded.

Cost of Revenues for the three months ended September 30, 2025, amounted to $0.46 million, compared to approximately $0.8 million for the three months ended September 30, 2024. The decrease from the corresponding period was mainly attributable to fixed cost remaining constant and sales reduced.

Our cost of revenues for the nine months ended September 30, 2025, amounted to $1.6 million, compared to approximately $2.8 million for the nine months ended September 30, 2024. The decrease from the corresponding period was mainly attributable to fixed cost remaining constant and sales reduced.

Research and Development Expenses for the three months ended September 30, 2025, amounted to $0.6 million, compared to $0.5 million for the three months ended September 30, 2024. The increase was primarily driven by a rise in the utilization of professional services for our GL900 product line and due to foreign exchange rate impact of approximately $51,000.

Our research and development expenses for the nine months ended September 30, 2025, amounted to $1.9 million, compared to $1.8 million for the nine months ended September 30, 2024. The increase was primarily driven by a rise in the utilization of professional services for our GL900 product line and due to foreign exchange rate impact of approximately $88,000

Sales and Marketing Expenses for the three months ended September 30, 2025, amounted to $0.8 million, compared to $0.7 million for the three months ended September 30, 2024. The increase was primarily due to payroll expenses and engaging consultants to expand market reach in different countries in Europe and Asia.

Our sales and marketing expenses for the nine months ended September 30, 2025, amounted to $2.2 million, compared to $2.0 million for the nine months ended September 30, 2024. The increase was primarily due to payroll expenses and engaging consultants to expand market reach in different countries in Europe and Asia.

General and Administrative Expenses for the three months ended September 30, 2025, amounted to $0.8 million, compared to $0.8 million for the three months ended September 30, 2024. Cost-reduction measures contributed to reducing expenses, these benefits were offset by higher costs driven by foreign exchange rate impact.

Our general and administrative expenses for the nine months ended September 30, 2025, amounted to $2.2 million, compared to $2.4 million for the nine months ended September 30, 2024. The decrease was mainly due to cost-reduction measures; however, this reduction was partially offset by an increase in expenses resulting from foreign exchange rate impact.

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Other Income for the three and nine months ended September 30, 2025, amounted to $73,000 compared to $163,000 in the three and nine months ended September 30, 2024. It is related to government grant from the State of Israel in connection with Iran war.

Operating Loss for the three months ended September 30, 2025, was $1.9 million, compared to $0.3 for the three months ended September 30, 2024. The increase is due to the decline in sales, while operating expenditure remained consistent. In addition, foreign exchange rate impact caused an increase of approximately $0.1 million in operating expenditure.

Our operating loss for the nine months ended September 30, 2025, was $5.5 million, compared to $2.1 million for the nine months ended September 30, 2024. The increase is due to the decline in sales, while operating expenditure remained consistent. In addition, foreign exchange rate impact caused an increase of approximately $0.2 million in operating expenditure.

Financial Expenses, Net for the three months ended September 30, 2025, was $51,000 (including $27,000 interest expenses) compared to financial expense, net of $194,000 (including $246,000 interest expenses) for the three months ended September 30, 2024. The decrease in expenditure is mainly due to repayment of loan leading to reduced interest expense and other bank related charges. However, this decrease was partially offset by foreign exchange rate impact.

Our financial expense, net for the nine months ended September 30, 2025, was $227,000 (including $83,000 interest expenses) compared to financial expense, net of $452,000 (including $590,000 interest expenses) for the nine months ended September 30, 2024. The decrease in expenditure is mainly due to repayment of loan leading to reduced interest expense and other bank related charges. However, this decrease was partially offset by foreign exchange rate impact.

Net Loss for the three months ended September 30, 2025, was $2 million, compared to net loss of approximately $0.5 million for the three months ended September 30, 2024. The increase in net loss is due to lower sales, while operating expenditure remained consistent. In addition, foreign exchange rate, led to higher expenditure and contributing to increase in net loss.

Our net loss for the nine months ended September 30, 2025, was $5.7 million, compared to net loss of approximately $2.6 million for the nine months ended September 30, 2024. The increase in net loss is due to lower sales, while operating expenditure remained consistent. In addition, foreign exchange rate impact, led to higher expenditure and contributing to increase in net loss.

Adjusted EBITDA loss for the three months ended September 30, 2025, was $1.82 million, compared to a loss of $0.23 million in Q3 2024. For the nine months ended September 30, 2025, Adjusted EBITDA loss was $5.29 million, compared to $2.01 million in 2024.

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About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact:

Arx Investor Relations

North American Equities Desk

actelis@arxhq.com

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ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U. S. dollars in thousands except for share and per share amounts)

(UNAUDITED)

	Sep 30, 2025	December 31, 2024
Assets
CURRENT ASSETS:
Cash and cash equivalents	1,454	1,967
Restricted cash equivalents	304	300
Restricted bank deposits	73	-
Trade receivables, net of allowance for credit losses of $168 as of September 30, 2025, and December 31, 2024.	624	1,616
Inventories	2,675	2,436
Prepaid expenses and other current assets, net of allowance for doubtful debts of $181 as of September 30, 2025, and December 31, 2024.	791	584
TOTAL CURRENT ASSETS	5,921	6,903

NON-CURRENT ASSETS:
Property and equipment, net	32	38
Prepaid expenses and other	463	492
Restricted bank deposits	30	91
Severance pay fund	254	205
Operating lease right of use assets	137	410
Long-term deposits	95	86
TOTAL NON-CURRENT ASSETS	1,011	1,322

TOTAL ASSETS	6,932	8,225

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ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(UNAUDITED)

(U. S. dollars in thousands)

	Sep 30, 2025	December 31, 2024
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Credit line	99	774
Short-term loan	405	-
Trade payables	724	982
Deferred revenues	230	246
Employee and employee-related obligations	697	688
Accrued royalties	660	673
Current maturities of operating lease liabilities	117	415
Other current liabilities	548	805
TOTAL CURRENT LIABILITIES	3,480	4,583

NON-CURRENT LIABILITIES:
Long-term loan	150	150
Deferred revenues	47	92
Accrued severance	281	229
Other long-term liabilities	9	186
TOTAL NON-CURRENT LIABILITIES	487	657
TOTAL LIABILITIES	3,967	5,240

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value: 30,000,000 shares authorized: 17,467,350 and 7,623,159 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively.	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of September 30, 2025, and December 31, 2024, None issued and outstanding as of September 30, 2025 and December 31, 2024.	-	-
Additional paid-in capital	52,767	47,046
Accumulated deficit	(49,803)	(44,062)
TOTAL SHAREHOLDERS’ EQUITY	2,965	2,985

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,932	8,225

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

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ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands)

	Nine months ended September 30,		Three months ended September 30,
	2025	2024	2025	2024

REVENUES	2,305	6,698	643	2,541
COST OF REVENUES	1,566	2,792	460	798
GROSS PROFIT	739	3,906	183	1,743

OPERATING EXPENSES:
Research and development expenses	1,947	1,793	591	543
Sales and marketing expenses	2,155	2,001	789	727
General and administrative expenses	2,224	2,398	805	790
Other income	(73)	(163)	(73)	-
TOTAL OPERATING EXPENSES	6,253	6,029	2,112	2,060

OPERATING INCOME (LOSS)	(5,514)	(2,123)	(1,929)	(317)
Interest expense	(83)	(590)	(27)	(246)
Other Financial income (expense), net	(144)	138	(24)	52
NET COMPREHENSIVE LOSS FOR THE PERIOD	(5,741)	(2,575)	(1,980)	(511)

Net loss per share attributable to common shareholders – basic and diluted	(0.58)	$(0.59)	(0.17)	$(0.09)
Weighted average number of common stocks used in computing net loss per share – basic and diluted	9,824,867	4,429,738	11,787,617	6,014,548

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

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ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2025	2024
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(5,741)	(2,575)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	14	11
Inventories write-downs	140	39
Financial expenses (income)	149	(125)
Share-based compensation	308	259
Changes in operating assets and liabilities:
Trade receivables	992	(1,164)
Net change in operating lease assets and liabilities	(28)	12
Inventories	(379)	115
Prepaid expenses and other current assets	(178)	(140)
Trade payables	(258)	(875)
Deferred revenues	(61)	(23)
Other current liabilities	(589)	(350)
Other long-term liabilities	(6)	35
Net cash used in operating activities	(5,637)	(4,781)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposits	1	198
Purchase of property and equipment	(5)	(1)
Net cash (used in)/ provided by investing activities	(4)	197
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of options		32
Proceeds from issuance common stock - at the market offering (ATM)	2,637	-
Offering cost from issuance of common stock - at the market offering (ATM)	(262)	-
Proceeds from issuance of common stocks and warrants – July PIPE	1,000	316
Offering cost from issuance of common stock and warrants – July PIPE	(161)	*
Credit lines with bank, net	(675)	927
Proceeds from Warrant inducement agreement	1,580	5,248
Underwriting commissions and other offering costs	(193)	(668)
Proceeds from issuance of common stocks and pre funded warrants – September PIPE	850
Offering cost from issuance of common stocks and pre funded warrants – September PIPE	(60)
Proceeds from short term loans	705	-
Repayment of short term loans	(300)	-
Early repayment of long term loan	-	(4,038)
Repayment of long-term loan	-	(193)
Net cash provided by financing activities	5,121	1,624
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	11	(14)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(509)	(2,974)

*	Represents an amount less than $1 thousand.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

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Non-GAAP Financial Measures

(U.S. dollars in thousands)	Nine months Ended September 30, 2025	Nine months Ended September 30, 2024	Three months Ended September 30, 2025	Three months Ended September 30, 2024
Revenues	$2,305	$6,698	$643	$2,541
GAAP net loss	(5,741)	(2,575)	(1,980)	(511)
Interest Expense	83	590	27	246
Other Financial expenses (income), net	144	(138)	24	(52)
Tax Expense	(29)	33	-	1
Fixed asset depreciation expense	14	10	2	3
Stock based compensation	308	259	179	80
Other one-time costs and expenses	(73)	(189)	(73)	-
Non-GAAP Adjusted EBITDA	(5,294)	(2,010)	(1,821)	(233)
GAAP net loss margin	(249.07)%	(38.44)%	(307.93)%	(20.11)%
Adjusted EBITDA margin	(229.67)%	(30.00)%	(283.2)%	(9.17)%

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